Exhibit 4.1

STANDBY EQUITY DISTRIBUTION AGREEMENT

THIS STANDBY EQUITY DISTRIBUTION AGREEMENT dated as of June 18, 2013 (this “Agreement”) is made by and between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and B.O.S. BETTER ONLINE SOLUTIONS LTD., a company organized under the laws of the State of Israel (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to U.S. $600,000 of the Company’s ordinary shares, NIS 80.00 nominal value (the “Ordinary Shares”); and

WHEREAS, the Ordinary Shares are listed for trading on the NASDAQ Capital Market under the symbol “BOSC;” and

WHEREAS, the offer and sale of the Ordinary Shares issuable hereunder will be made in reliance upon the provisions of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01    “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.02    “Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.03    “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.04    “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(c) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.05    “Affiliate” shall have the meaning set forth in Section 3.08.

Section 1.06    “Articles of Association” shall have the meaning set forth in Section 4.03.

Section 1.07    “Commitment Amount” shall mean the aggregate amount of up to U.S. $600,000 which the Investor has agreed to provide to the Company in order to purchase the Shares pursuant to the terms and conditions of this Agreement.

Section 1.08    “Commitment Fee” shall have the meaning set forth in Section 13.04.

Section 1.09            “Companies Law” shall mean the Israeli Companies Law, 5759-1999, as amended, and the rules and regulations promulgated thereunder.

Section 1.10            “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.11            “Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 11.02.

Section 1.12            “Company Periodic Report Date” shall have the meaning set forth in Section 6.17.

Section 1.13            “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.14            “Consolidation Event” shall have the meaning set forth in Section 6.08.

Section 1.15            “Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.16            “Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Shares.

Section 1.17            “Environmental Laws” shall have the meaning set forth in 4.08.

Section 1.18            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.19            “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.20            “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.21            “Market Price” shall mean the lowest daily VWAP of the Ordinary Shares during the relevant Pricing Period which is greater than or equal to the Minimum Acceptable Price.

Section 1.22            “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.23            “Maximum Advance Amount” shall be the greater of (1) $25,000 and (2) the average of the Daily Value Traded for the 5 Trading Days prior to the Advance Notice Date where Daily Value Traded is the product obtained by multiplying the daily trading volume for such day be the VWAP for such day. Notwithstanding the forgoing, the Maximum Advance Amount shall not exceed $150,000.

Section 1.24            “Memorandum of Association” shall have the meaning set forth in Section 4.03.

Section 1.25            “Minimum Acceptable Price” or “MAP” shall be 90% of the last closing price of the Ordinary Shares on the Principal Market at the time of delivery of each Advance Notice.

Section 1.26            “Ordinary Shares” shall have the meaning set forth in the recitals of this Agreement.

Section 1.27            “Ownership Limitation” shall have the meaning set forth in Section 2.01(a).

Section 1.28            “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.29            “Plan of Distribution” shall have the meaning set forth in Section 6.01(a).

Section 1.30            “Pricing Period” shall mean the 5 consecutive Trading Days after the Advance Notice Date, subject to any reduction pursuant to Section 2.01(d).

Section 1.31            “Principal Market” shall mean the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Ordinary Shares.

Section 1.32            “Purchase Price” shall mean the price per share obtained by multiplying the Market Price by 95%.

Section 1.33            “Registrable Securities” shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (b) such Registrable Securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) in the opinion of counsel to the Company such Registrable Securities may permanently be sold without registration or without any time, volume or manner limitations pursuant to Rule 144.

Section 1.34            “Registration Limitation” shall have the meaning set forth in Section 2.01(a)

Section 1.35            “Registration Period” shall have the meaning set forth in Section 6.01(b).

Section 1.36            “Registration Statement” shall mean a registration statement on Form F-1 or Form F-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.37            “Registration Statement Amendment Date” has the meaning set forth in Section 6.16.

Section 1.38            “Regulation D” shall have the meaning set forth in the recitals of this Agreement.

Section 1.39            “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.40            “SEC Documents” shall have the meaning set forth in 4.05.

Section 1.41            “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.42            “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.43            “Shares” shall mean the Ordinary Shares to be issued from time to time hereunder pursuant to Advances, and any Commitment Fee Shares.

Section 1.44            “Stock Option Plan” shall mean the Company’s 2003 Israeli Share Option Plan, as amended.

Section 1.45            “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.46            “VWAP” means, for any Trading Day, the daily volume weighted average price of the Ordinary Shares for such date on the Principal Market as reported by Bloomberg L.P. during regular trading hours (9:00 a.m. (New York City time) to 4:00 p.m. (New York City time)).

Article II. Advances

Section 2.01            Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Ordinary Shares on the following terms:

(a)
Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Ordinary Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01; provided, however, that (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of Ordinary Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Ordinary Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 9.99% of the then outstanding Ordinary Shares (the “Ownership Limitation”) and (iv) under no circumstances shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares available for issuance under the Registration Statement (the “Registration Limitation”). Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice, the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and the Investor may sell shares that it is unconditionally obligated to purchase under such Advance Notice prior to taking possession of such shares.

(b)	Minimum Acceptable Price.

(i)
With respect to each Advance Notice (A) the amount of the Advance set forth in such Advance Notice shall automatically be reduced by 20% for each Trading Day during the Pricing Period that the VWAP of the Ordinary Shares are below the MAP in effect on such Trading Day (each such day, an “Excluded Day”), and (B) each Excluded Day shall be excluded from the Pricing Period for purposes of determining the Market Price.

(ii)
The number of Shares to be issued and delivered to the Investor at each Closing (in accordance with Section 2.02 of this Agreement) with respect to an Advance Notice with an Excluded Day shall be determined based on the Advance Notice amount as reduced pursuant to Section 2.01(c)(i)(A) above (the “Adjusted Advance Notice”), provided however, that the Adjusted Advance Notice shall be automatically increased by an amount equal to the number of Shares sold by the Investor on such Excluded Day (in a total amount for each Excluded Day not to exceed 20% of the amount of the Advance set forth in such Advance Notice) at a price per share equal to the MAP in effect on such Excluded Day (without any further discount).

(c)
Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(d)
Ownership Limitation; Commitment Amount. In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate amount of Advances to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company.

(e)
Registration Limitation. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically withdrawn with no further action required by the Company.

Section 2.02            Closings. Each Closing shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below. In connection with each Closing the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)
On each Advance Date, the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth the amount of the Advance (taking into account any adjustments pursuant to Section 2.01), the Purchase Price, the number of Ordinary Shares to be issued and subscribed for (which in no event will be greater than the Ownership Limitation or any other limitation set forth in this Agreement), and a report by Bloomberg, LP indicating the VWAP for each of the Trading Days during the Pricing Period, in each case taking into account the terms and conditions of this Agreement. The Settlement Document shall be in the form attached hereto as Exhibit B.

(b)
Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two Trading Days after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Ordinary Shares registered in the name of the Investor as shall equal (x) the amount of the Advance specified in such Advance Notice (as may be reduced according to the terms of this Agreement, divided by (y) the Purchase Price by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases shall be covered by an effective Registration Statement and may be freely transferred by the Investor) against payment of the aggregate Purchase Price in respect of such Ordinary Shares in same day funds to an account designated by the Company. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Any certificates evidencing Ordinary Shares delivered pursuant hereto shall be free of restrictive legends. Until the Ordinary Shares are transferred by the Investor under an effective Registration Statement or in accordance with an exemption from such registration, the Ordinary Shares shall be considered “restricted securities.” To facilitate the transfer of the Ordinary Shares by the Investor, the Ordinary Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering such Ordinary Shares.

(c)
On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.03            Hardship. In the event the Investor sells shares of the Company’s Ordinary Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act, the Companies Law and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.01            Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase, hold and sell the Shares. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02            Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

Section 3.03            No Legal Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.04            Investment Purpose. The securities are being purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other Person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

Section 3.05            Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

Section 3.06            Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

Section 3.07            No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Ordinary Shares offered hereby.

Section 3.08            Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.09            Trading Activities. The Investor’s trading activities with respect to the Company’s Ordinary Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Ordinary Shares are listed or traded. Neither the Investor nor its affiliates has an open short position in the Ordinary Shares, the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of the Ordinary Shares provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such shares.

Article IV. Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents, the Company hereby represents and warrants to, the Investor that the following are true and correct as of the date hereof and as of each Advance Date:

Section 4.01            Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.02            Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement and assuming the execution and delivery thereof and acceptance by the Investor, any related agreements, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, liquidation or similar laws from time to time relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.03            Capitalization. The registered share capital of the Company as of the date hereof consists of 2,500,000 Ordinary Shares NIS 80.00 nominal value, of which 1,154,633 Ordinary Shares are issued and outstanding as of May 30, 2013. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, none of the Ordinary Shares are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any Shares of the Company or any of its contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Shares of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any Ordinary Shares, except for options and warrants as described in note 14 to the consolidated financial statements of the Company as of December 31, 2012, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements and (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except pursuant to this Agreement and pursuant to the Company Registration Rights Agreements in connection with the Company’s July 2009 and the February 2010 debt financing). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein. The Company has furnished or made available to the Investor true and correct copies of the Company’s Articles of Association, as amended and as in effect on the date hereof (the “Articles of Association”), and the Company’s Memorandum of Association, as in effect on the date hereof (the “Memorandum of Association”).

Section 4.04            No Conflict. The execution, delivery and, subject to the satisfaction of the Closing procedures set forth in Section 2.02 hereof, performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Association or Memorandum of Association or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Ordinary Shares are quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Memorandum of Association or their organizational charter or Memorandum of Association, respectively, or, to the Company’s knowledge, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries that would cause a Material Adverse Effect. To the Company’s knowledge, the business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity, except as would not cause a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable securities laws, Companies Law and as required by the rules of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof except as such consent, authorization or order has been obtained as of the date hereof. The Company and its subsidiaries are not aware of any fact or circumstance which is reasonably expected to give rise to any of the foregoing.

Section 4.05            SEC Documents; Financial Statements. The Ordinary Shares are registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Investors or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.06            Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07            Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08            Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.09            Title. Except as set forth in the SEC Documents or except as would not cause a Material Adverse Effect, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.10            Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11            Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.12            Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.13            Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Ordinary Shares or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14            Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.15            Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject to be filed as of the date hereof, except for the Company tax report for 2011 which will be filed by July 2013 and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.16            Certain Transactions. Except as set forth in the SEC Documents (or as not required to be disclosed pursuant to applicable law) none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.17            Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18            Use of Proceeds. The Company shall use the net proceeds from this offering for working capital and other general corporate purposes.

Section 4.19            Dilution. The Company is aware and acknowledges that issuance of shares of the Ordinary Shares could cause dilution to existing shareholders and could significantly increase the outstanding number of Ordinary Shares.

Section 4.20            Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if the Registration Statement is not declared effective or if any issuances of Ordinary Shares pursuant to any Advances would violate any rules of the Principal Market. The Company further is aware and acknowledges that any fees paid or shares issued pursuant to Section 13.04 hereunder shall be earned on the date hereof and are not refundable or returnable under any circumstances.

Article V.  Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01            Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; and (d) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.02            Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; or (d) any cause of action, suit or claim brought or made against such Company Indemnitee not arising out of any action or inaction of a Company Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.03            Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee under this Article V of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee shall, if an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received.

Section 5.04            Contribution. In the event that the indemnity provided in Section 5.01 or Section 5.02 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Investor severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Investor may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Investor on the other from transactions contemplated by this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 5.04, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for Shares actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.04.

Section 5.05            Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified person at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement for a period of three years.

Section 5.06   LIMITATION OF LIABILITY. NOTWITHSTANDING THE FOREGOING, NO PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

Article VI.
Covenants of the Company

Section 6.01            Registration Statement.

(a)
Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may chose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement. Each Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Exhibit D.

(b)
Maintaining a Registration Statement. The Company shall maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period (the “Registration Period”). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)
Filing Procedures. Prior The Company shall not less than three business days prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to all Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 20-F, periodic reports on Form 6-K), furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Investor shall furnish comments on a Registration Statement to the Company within 24 hours of the receipt thereof.

(d)
Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, 10 copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

(e)
Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e) ) by reason of the Company’s filing a report on Form 20-F, or Form 6-K or any analogous report under the Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(f)
Blue-Sky. The Company shall use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles of Association or Memorandum of Association, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02            Listing of Ordinary Shares. The Company shall use its commercially reasonable efforts to maintain the Ordinary Shares’ authorization for quotation on the Principal Market and shall notify the Investor promptly if the Ordinary Shares shall cease to be authorized for listing on the Principal Market.

Section 6.03            Opinion of Counsel. The Company shall cause the Investor to have received an opinion from counsel to the Company in the form attached hereto as Exhibit C-1 and Exhibit C-2 prior to the first Advance Notice.

Section 6.04            Exchange Act Registration. The Company will cause its Ordinary Shares to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.05            Transfer Agent Instructions. Upon effectiveness of the Registration Statement the Company shall deliver instructions and a legal opinion to its transfer agent to issue Ordinary Shares to the Investor free of restrictive legends on or before each Advance Date.

Section 6.06            Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.07            Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Shares pursuant to a Registration Statement, during the continuation of any of the foregoing events.

Section 6.08            Consolidation; Merger. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”) before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof.

Section 6.09            Issuance of the Company’s Ordinary Shares. The sale of the Ordinary Shares hereunder shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.

Section 6.10            Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.11            Opinion of Counsel Concerning Resales. Provided that the Investor’s resale of Ordinary Shares received pursuant to this Agreement may be freely sold by the Investor either pursuant to an effective Registration Statement, in accordance with Rule 144, or otherwise, the Company shall obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be required by the Company’s transfer agent to issue such shares free of restrictive legends, or to remove legends from such shares.

Section 6.12            Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.13            Sales. Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares (excluding options pursuant to the Stock Option Agreement) during the period beginning on the 5th Trading Day immediately prior to an Advance Notice Date and ending on the 5th Trading Day immediately following the corresponding Advance Date.

Section 6.14            Current Report. Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 6-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and shall provide the Investor with a reasonable opportunity to review such report prior to its filing.

Section 6.15            Black-out Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

Section 6.16            Comfort Letters.

At the request of the Investor the Company will cause its independent accountants to furnish to the Investor, at the Investor’s request, a letter in form and substance reasonably satisfactory to the Investor, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company promptly after (i) the date the Registration Statement or any prospectus shall be amended or supplemented (other than (1) in connection with the filing of a prospectus supplement that contains solely information relating to the number of shares sold by the Investor pursuant to the Registration Statement (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act (other than a filing of a Form 6-K which contains financial statements), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Ordinary Shares)) (each such date, a “Registration Statement Amendment Date”) and (ii) the date of filing or amending each Annual Report on Form 20-F for a period in which an Advance was delivered pursuant to this Agreement and which are incorporated by reference in the Registration Statement (each such date, a “Company Periodic Report Date”).

Article VII.
Conditions for Advance and Conditions to Closing

Section 7.01            Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date and Advance Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects.

(b)
Registration of the Ordinary Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.

(c)
Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the Ordinary Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Ordinary Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(d)
No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under and as of the date which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required. There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

(e)
Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(f)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.

(g)
No Suspension of Trading in or Delisting of Ordinary Shares. The Ordinary Shares are trading on a Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Ordinary Shares on a Principal Market will continue uninterrupted for the foreseeable future. The issuance of Ordinary Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the continued listing of the Ordinary Shares on the Principal Market.

(h)	Maximum Advance Amount. The amount of an Advance requested by the Company shall not exceed the Maximum Advance Amount.

(i)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares issuable pursuant to such Advance Notice.

(j)
Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Condition Satisfaction Date.

(k)
Comfort Letters. If requested by the Investor, the Company’s independent accounts shall have furnished to the Investor any letters requested pursuant to Section 6.17 addressed to the Investor containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company.

(l)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII.
Non-Disclosure of Non-Public Information

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under either (a) the Securities Regulations or (b) the Securities Act, Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Investor acknowledges that any drafts of Registration Statements furnished to the Investor pursuant to the provisions of Section 6.01(c) may include material, non-public information. In no event shall the Investor have a duty of confidentially, or be deemed to have agreed to maintain information in confidence, with respect to (i) any information disclosed in violation of this provision or (ii) the delivery of any Advance Notices.

Article IX.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement  and  the  rights  awarded  to  the  Investor  thereunder  are  non-exclusive,  and, subject to the provisions in Section 6.13,  the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by the Company’s Ordinary Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this paragraph.

Article XI. Assignment; Termination

Section 11.01          Assignment. Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person.

Section 11.02          Termination.

(a)
Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the Effective Date, (ii) the first day of the month next following the 36-month anniversary of the date hereof, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)
The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any Ordinary Shares issued hereunder, unless all of such Ordinary Shares may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Ordinary Shares from the Principal Markets.

(c)
Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a business day, or, if not sent on a business day, on the immediately following business day, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) 7 days after being sent by U.S. or Israeli certified mail, return receipt requested, or (iv) 2 days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications, except for Advance Notices which shall be delivered in accordance with  hereof, shall be:

If to the Company, to:	B.O.S. Better Online Solutions Ltd.
20 Freiman Street
Rishon LeZion, 75100, Israel
Attention: Eyal Cohen
Telephone: +972-3-9542070
Facsimile:
Email: eyalc@boscom.com
With a copy to (which shall not Constitute notice or delivery of process) to:
Amit, Pollak, Matalon & Co.
Nitsba Tower, 19th Floor
17 Yitzhak Sadeh Street
Tel-Aviv, Israel
Attention: Shlomo Landress, Adv.
Telephone: 972-3-5689000
Facsimile: 972-3-5689001 Email: s_landress@apm-law.com

If to the Investor(s):	YA Global Master SPV Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266 Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not Constitute notice or delivery of process) to:
David Gonzalez, Esq. 1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Facsimile: (201) 985-8266
Email: legal@yorkvilleadvisors.com

Each party shall provide 5 days’ prior written notice to the other party of any change in address or facsimile number.

Article XIII. Miscellaneous

Section 13.01          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

Section 13.02          Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 13.03          Reporting Entity for the Ordinary Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Ordinary Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04          Commitment Fee. On the date hereof, the Company shall pay to the Investor or its designee a commitment fee of 7,500 Ordinary Shares (the “Commitment Fee”). Commitment Fee shall be deemed fully earned as of the date hereof regardless of the amount of Advances, if any, that the Company is able to, or chooses to, request hereunder. The Ordinary Shares being issued as the Commitment Fee shall be included on any registration statement filed by the Company after the date hereof, unless such shares may be resold without any limitation pursuant to Rule 144. The Investor acknowledges that any Commitment Fee Shares will be restricted securities when issued.

Section 13.05          Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Distribution Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
B.O.S. Better Online Solutions LTD.

By: /s/ Eyal Cohen
Name: Eyal Cohen
Title: Chief Financial Officer By: /s/ Avidan Zelicovsky Name: Avidan Zelicovsky Title: President

INVESTOR:
YA Global Master SPV Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global, LLC Its: General Partner
By: /s/ Gerald Eicke
Name: Gerald Eicke
Title: Managing Member

EXHIBIT A
ADVANCE NOTICE

B.O.S. BETTER ONLINE SOLUTIONS LTD.

The undersigned, _______________________ hereby certifies, with respect to the sale of Ordinary Shares of B.O.S. Better Online Solutions Ltd. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to the Standby Equity Distribution Agreement (the “Agreement”), as follows:

1.           The undersigned is the duly elected ______________ of the Company.

2.           There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.

3.           The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in this Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.           The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934, which include Forms 20-F, 6-K, etc.). All SEC Filings (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants. None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.           The Advance requested is _____________________.

6.           The Minimum Acceptable Price with respect to this Advance Notice is _________ (85% of the last closing price of the Ordinary Shares on the Principal Market at the time of delivery of this Advance Notice.

7.           9.99% of the outstanding Ordinary Shares of the Company as of the date hereof is ___________.

The undersigned has executed this Certificate this ____ day of _________________.

B.O.S. BETTER ONLINE SOLUTIONS LTD. By: _______________________________________________________

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

B.O.S. Better Online Solutions Ltd.
Attn:
Email:

Below please find the settlement information with respect to the Advance Notice dated:

1.	(a) Amount of Advance Notice:	$

	(b) Amount of Advance Notice (after taking into account any adjustments pursuant to Section 2.01):	$

2.	Market Price:	$

3.	Purchase Price (Market Price X 95%) per share:	$

4.	Number of Shares due to Investor:

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:
ACCOUNT NUMBER:
ADDRESS:
CITY:
COUNTRY:
CONTACT PERSON:
NUMBER AND/OR EMAIL:

Sincerely, YA GLOBAL MASTER SPV, LTD.

Approved By B.O.S. Better Online Solutions Ltd.:

__________________________________
Name:

EXHIBIT C-1

FORM OF OPINION (Israeli Counsel)

1.           The Company is a corporation validly existing and in good standing under the laws of the State of Israel with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s public filings, including reports filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Commission thereunder (the “Public Filings”).

2.           The Company has the requisite corporate power and authority to enter into and perform its obligations under the Standby Equity Distribution Agreement and to issue the Ordinary Shares in accordance with their terms. The execution and delivery of the Standby Equity Distribution Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required. The Standby Equity Distribution Agreement has been duly executed and delivered, and the Standby Equity Distribution Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b)  general principles of equity that restrict the availability of equitable or legal remedies.

3.           The Ordinary Shares are duly authorized and, upon issuance in accordance with the terms of the Standby Equity Distribution Agreement, will be duly and validly issued, fully paid and nonassessable, free of any liens, encumbrances and preemptive or similar rights contained in the Company’s Articles of Association or Memorandum of Association or, to our knowledge, in any agreement filed by the Company as an exhibit to the Company’s Public Filings. Subject to compliance by the Company with the provisions of Section 304(a) of the Companies Law, the Company has the authority under the laws of the State of Israel to issue Ordinary Shares for consideration per share than is lower than the nominal value per share of such Ordinary Shares, and the issuance for such consideration per share will not negatively impact the opinions expressed in this paragraph.

4.           The execution, delivery and performance of the Standby Equity Distribution Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company of its obligations under the indemnification sections of such agreements, as to which no opinion need be rendered) will not (i) result in a violation of the Company’s Articles of Association or Memorandum of Association; (ii) to our knowledge conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement or, indenture filed by the Company as an exhibit to the Company's Public Filings; or (iii) to our knowledge, result in a violation of any Israeli law, rule or regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

6.           To our knowledge and other then as set forth in the Public Filings, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is subject which is required to be disclosed in any Public Filings.

EXHIBIT C-2

FORM OF OPINION (U.S. Counsel)

1.
The Agreement constitutes valid and legally binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b)  general principles of equity that restrict the availability of equitable or legal remedies.

2.
The execution, delivery and performance of the Standby Equity Distribution Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (other than performance by the Company of its obligations under the indemnification sections of such agreements, as to which no opinion need be rendered) will not to our knowledge, result in a violation of any federal law, rule or regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

3.
Based upon and assuming the accuracy of your representations, warranties and covenants contained in the Agreement, the Ordinary Shares may be issued to you without registration under the Securities Act of 1933, as amended.

EXHIBIT D

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the Ordinary Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares on the __________ or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Ordinary Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the Ordinary Shares sold by the Selling Stockholders and will bear all expenses related to the registration of this offering but will not pay for any commissions, fees or discounts, if any, We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

Regulation M

We have informed the Selling Stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our Ordinary Shares. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our Ordinary Shares from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our Ordinary Shares except for the purpose of preventing or retarding a decline in the open market price of the Ordinary Shares. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the Selling Stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of Ordinary Shares by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Ordinary Shares while such Selling Stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.